June 2024

Pricing Supplement No. 2,310
Registration Statement Nos. 333-275587; 333-275587-01
Dated June 5, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund, which we refer to as the underlying shares. At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying shares. If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much. These Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying shares and forgo current income in exchange for the leverage feature. Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	June 10, 2027
Underlying shares:	Financial Select Sector SPDR® Fund (the “XLF Shares”) and Industrial Select Sector SPDR® Fund (the “XLI Shares”)
Aggregate principal amount:	$300,000
Payment at maturity:	If the final share price of each of the underlying shares is greater than its respective initial share price,
$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying shares)

If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level,

$1,000
If the final share price of either of the underlying shares is less than its respective trigger level,
$1,000 × share performance factor of the worst performing underlying shares
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 20%, and possibly all, of your investment.
Share percent change:	With respect to each of the underlying shares, (final share price – initial share price) / initial share price
Worst performing underlying shares:	The underlying shares with the lesser share percent change
Share performance factor:	With respect to each of the underlying shares, final share price / initial share price
Initial share price:

With respect to the XLF Shares, $41.31, which is the closing price of such underlying shares on the pricing date

With respect to the XLI Shares, $122.93, which is the closing price of such underlying shares on the pricing date

Final share price:	With respect to each of the underlying shares, the closing price of such underlying shares on the valuation date multiplied by the adjustment factor of such underlying shares on such date
Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
Valuation date:	June 7, 2027, subject to adjustment for non-trading days and certain market disruption events
Leverage factor:	149%
Trigger level:	With respect to the XLF Shares, $33.048, which is 80% of its initial share price With respect to the XLI Shares, $98.344, which is 80% of its initial share price
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS
Pricing date:	June 5, 2024
Original issue date:	June 10, 2024 (3 business days after the pricing date)
CUSIP / ISIN:	61776L7M3 / US61776L7M30
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$969.40 per Trigger PLUS. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Trigger PLUS	$1,000	$7	$993
Total	$300,000	$2,100	$297,900

(1)The Trigger PLUS will be sold only to investors purchasing the Trigger PLUS in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $993 per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(3) See “Use of proceeds and hedging” on page 20.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027 (the “Trigger PLUS”) can be used:

￭To gain exposure to the worst performing of two U.S. equity underlyings

￭To potentially outperform the worst performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund by taking advantage of the leverage factor, with no limitation on the appreciation potential

If the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer.

Maturity:	3 years
Leverage factor:	149%
Minimum payment at maturity:	None. Investors may lose all their entire initial investment in the Trigger PLUS.
Trigger level:	With respect to each of the underlying shares, 80% of its initial share price
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date is less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date is $969.40.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

June 2024 Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer exposure to the worst performing underlying shares. At maturity, if the final share price of each of the underlying shares is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying shares. If the final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final share price of either of the underlying shares is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying shares and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying shares, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance	The Trigger PLUS offer investors an opportunity to receive 149% of the positive return of the worst performing of the underlying shares if both underlying shares have appreciated in value.
Upside Scenario

Both underlying shares increase in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus 149% of the share percent change of the worst performing underlying shares.

Par Scenario

The final share price of either of the underlying shares is less than or equal to its respective initial share price but the final share price of each of the underlying shares is greater than or equal to its respective trigger level. In this case, the payment at maturity will be $1,000 per Trigger PLUS.

Downside Scenario

The final share price of either of the underlying shares is less than its respective trigger level.

In this case, the Trigger PLUS redeem for at least 20% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying shares over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 80% of the stated principal amount per Trigger PLUS. For example, if the final share price of the worst performing underlying shares is 80% less than its initial share price, the Trigger PLUS will be redeemed at maturity for a loss of 80% of principal at $200.00, or 20% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much.

June 2024 Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial share price and trigger level for each of the underlying shares are set forth on the cover of this document. Any payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Leverage factor:	149%
Hypothetical initial share price:	With respect to the XLF Shares: $50 With respect to the XLI Shares: $120
Hypothetical trigger level:	With respect to the XLF Shares: $40 With respect to the XLI Shares: $96

EXAMPLE 1: The final share price of each of the underlying shares is greater than its respective initial share price.

Final share price		XLF Shares: $55
XLI Shares: $168
Share percent change		XLF Shares: ($55 – $50) / $50 = 10% XLI Shares: ($168 – $120) / $120 = 40%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying shares)
	=	$1,000 + ($1,000 × 149% × 10%)
	=	$1,149

In example 1, the final share prices of both the XLF Shares and the XLI Shares are greater than their initial share prices. The XLF Shares have appreciated by 10% while the XLI Shares have appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus 149% of the appreciation of the worst performing underlying shares, which are the XLF Shares in this example. Investors receive $1,149 per Trigger PLUS at maturity.

EXAMPLE 2: One of the underlying shares appreciates, while the other declines over the term of the Trigger PLUS but neither of the underlying shares declines below the respective trigger level, and investors receive the stated principal amount.

Final share price		XLF Shares: $70
		XLI Shares: $108
Share percent change		XLF Shares: ($70 – $50) / $50 = 40% XLI Shares: ($108 – $120) / $120 = -10%
Payment at maturity	=	$1,000

In example 2, the final share price of the XLF Shares is greater than its initial share price, while the final share price of the XLI Shares is less than its initial share price, but is greater than or equal to the respective trigger level. The XLF Shares have appreciated by 40% while the XLI Shares have declined by 10%. At maturity, investors receive the stated principal amount of $1,000.

EXAMPLE 3: The final share price of one of the underlying shares is greater than its respective initial share price while the final share price of the other underlying shares is less than its respective initial share price and trigger level.

June 2024 Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Final share price		XLF Shares: $55
XLI Shares: $60
Share percent change		XLF Shares: ($55 – $50) / $50 = 10% XLI Shares: ($60 – $120) / $120 = -50%
Share performance factor		XLF Shares: $55 / $50 = 110% XLI Shares: $60 / $120 = 50%
Payment at maturity	=	$1,000 × share performance factor of the worst performing underlying shares
	=	$1,000 × 50%
	=	$500

In example 3, the final share price of the XLF Shares is greater than its respective initial share price, while the final share price of the XLI Shares is less than its respective initial share price and trigger level. While the XLF Shares have appreciated by 10%, the XLI Shares have declined by 50%. Therefore, investors are exposed to the negative performance of the XLI Shares, which are the worst performing underlying shares in this example, and receive a payment at maturity of $500. In this example, investors are exposed to the negative performance of the worst performing underlying shares even though the other underlying shares have appreciated in value by 10%, because the final share price of each of the underlying shares is not greater than or equal to its respective trigger level.

EXAMPLE 4: The final share price of each of the underlying shares is less than its respective trigger level.

Final share price		XLF Shares: $15
XLI Shares: $48
Share percent change		XLF Shares: ($15 – $50) / $50 = -70% XLI Shares: ($48 – $120) / $120 = -60%
Share performance factor		XLF Shares: $15 / $50 = 30% XLI Shares: $48 / $120 = 40%
Payment at maturity	=	$1,000 × (share performance factor of the worst performing underlying shares)
	=	$1,000 × 30%
	=	$300

In example 4, the final share prices of both the XLF Shares and the XLI Shares are less than their respective trigger levels. The XLF Shares have declined by 70% while the XLI Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the XLF Shares, which are the worst performing underlying shares in this example, and receive a payment at maturity of $300.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying shares, a decline in either of the underlying shares beyond its respective trigger level will result in a significant loss of your investment even if the other underlying shares have appreciated or have not declined as much.

June 2024 Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final share price of either of the underlying shares is less than its respective trigger level, the payment at maturity will be an amount in cash that is at least 20% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the worst performing underlying shares over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The levels of the underlying shares may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “Financial Select Sector SPDR® Fund Overview” and “Industrial Select Sector SPDR® Fund Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Trigger PLUS is not linked to the values of the underlying shares at any time other than the valuation date. The final share price of each of the underlying shares will be based on the closing price of such index on the valuation date, subject to adjustment for non-trading days and certain market disruption

June 2024 Page 6

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

events. Even if both underlying shares appreciate prior to the valuation date but the value of either of the underlying shares drops by the valuation date to below its respective trigger level, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the values of the underlying shares prior to such drop. Although the actual values of the underlying shares on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective trigger levels, the payment at maturity will be based solely on the closing prices on the valuation date.

￭Investing in the Trigger PLUS is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the Trigger PLUS is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed

June 2024 Page 7

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and possibly to other instruments linked to the underlying shares and the share underlying indices), including trading in the stocks that constitute the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of either of the underlying shares, and, therefore, could increase the value at or above which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of either of the underlying shares on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying shares).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial share prices, the trigger levels and the final share prices, including whether either of the underlying shares have decreased to below the respective trigger level, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the final share price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Trigger PLUS are uncertain, and the IRS or a court might not agree with the tax treatment of a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Trigger PLUS, the tax consequences of the ownership and disposition of the Trigger PLUS, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Trigger PLUS, possibly retroactively.

June 2024 Page 8

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭You are exposed to the price risk of both underlying shares. Your return on the Trigger PLUS it not linked to a basket consisting of both underlying shares. Rather, it will be based upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying shares. Poor performance by either of the underlying shares over the term of the Trigger PLUS will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. If either of the underlying shares declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying shares at maturity, and you will lose a significant portion or all of your investment, even if the other underlying shares have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of both underlying shares.

￭Investing in the Trigger PLUS exposes investors to risks associated with investments with a concentration in the financial services sector. The stocks included in the Financial Select Sector Index and that are generally tracked by the XLF Shares are stocks of companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), consumer finance, thrifts & mortgage finance, and real estate management & development. Because the value of the Trigger PLUS is linked to the performance of the XLF Shares, an investment in the Trigger PLUS exposes investors to risks associated with investments in securities with a concentration in the financial services sector.

Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge. The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change. The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors. Insurance companies, which are the issuers of some of the equity securities held by the Financial Select Sector SPDR® Fund, have been and may continue to be subject to severe price competition. As a result, the value of the Trigger PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Investing in the Trigger PLUS exposes investors to risks associated with investments with a concentration in the industrial sector. The stocks included in the Industrial Select Sector Index and that are generally tracked by the XLI Shares are stocks of companies whose primary business is directly associated with the industrial sector. Stock prices for the types of companies included in this sector are affected by supply and demand both for their specific product or service and for industrial sector products in general. Other factors that will affect these companies include, but are not limited to, government regulation, world events and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities. Additionally, aerospace and defense companies, which represent a component segment of the industrial sector, can be significantly affected by government spending policies, because companies involved in this industry tend to rely to a significant extent on U.S. and foreign government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies may be heavily influenced by

June 2024 Page 9

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

governmental defense spending policies, which are typically under pressure from efforts to control the U.S. (and other) government budgets. Additionally, stocks of transportation companies, which represent a component segment of the industrial sector, are often cyclical and can experience sharp price movements that may result from changes in the economy, fuel prices, labor agreements or insurance costs, among other factors.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the Trigger PLUS. The investment advisor to each of the underlying shares (the “Investment Advisor”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the Trigger PLUS. The publisher of each of the share underlying indices is responsible for calculating and maintaining the relevant share underlying index. The publisher may add, delete or substitute the securities constituting the relevant share underlying index or make other methodological changes that could change the value of the relevant share underlying index, and, consequently, the price of the relevant underlying shares and the value of the Trigger PLUS. The publisher of a share underlying index may discontinue or suspend calculation or publication of such share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the Trigger PLUS underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the Trigger PLUS. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to

June 2024 Page 10

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

occur, and such determination would affect the payment at maturity of the Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the valuation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

June 2024 Page 11

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Financial Select Sector SPDR® Fund Overview

The Financial Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Financial Select Sector SPDR® Fund. The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. It is possible that this fund may not fully replicate the performance of the Financial Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLF Shares is accurate or complete.

Information as of market close on June 5, 2024:

Bloomberg Ticker Symbol:	XLF UP
Current Share Price:	$41.31
52 Weeks Ago:	$32.63
52 Week High (on 5/17/2024):	$42.49
52 Week Low (on 10/27/2023):	$31.45

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLF Shares for each quarter from January 1, 2019 through June 5, 2024. The closing price of the XLF Shares on June 5, 2024 was $41.31. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLF Shares have at times experienced periods of high volatility, and you should not take the historical values of the XLF Shares as an indication of future performance.

XLF Shares Daily Closing Prices January 1, 2019 to June 5, 2024

June 2024 Page 12

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Financial Select Sector SPDR® Fund (CUSIP 81369Y605)	High ($)	Low ($)	Period End ($)
2019
First Quarter	26.90	23.48	25.71
Second Quarter	28.07	26.01	27.60
Third Quarter	28.69	25.98	28.00
Fourth Quarter	30.94	26.78	30.78
2020
First Quarter	31.17	17.66	20.82
Second Quarter	26.74	19.55	23.14
Third Quarter	25.49	22.68	24.07
Fourth Quarter	29.48	23.61	29.48
2021
First Quarter	34.77	28.95	34.05
Second Quarter	38.47	34.47	36.69
Third Quarter	39.00	35.11	37.53
Fourth Quarter	40.62	37.54	39.05
2022
First Quarter	41.42	35.66	38.32
Second Quarter	38.22	30.84	31.45
Third Quarter	35.81	30.36	30.36
Fourth Quarter	36.31	30.29	34.20
2023
First Quarter	37.00	30.98	32.15
Second Quarter	33.71	31.55	33.71
Third Quarter	35.60	33.17	33.17
Fourth Quarter	37.72	31.45	37.60
2024
First Quarter	42.12	37.27	42.12
Second Quarter (through June 5, 2024)	42.49	39.59	41.31

This document relates only to the Trigger PLUS referenced hereby and does not relate to the XLF Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLF Shares (and therefore the price of the XLF Shares at the time we priced the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLF Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLF Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a purchaser of the Trigger PLUS, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLF Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The Trigger PLUS are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the

June 2024 Page 13

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

advisability of investing in the Trigger PLUS. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

Financial Select Sector Index. The Financial Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. The Financial Select Sector Index includes component stocks in industries such as banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage REITs; and insurance. For more information, see “S&P® Select Sector Indices—Financial Select Sector Index” in the accompanying index supplement.

June 2024 Page 14

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Industrial Select Sector SPDR® Fund Overview

The Industrial Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company. The Trust consists of numerous separate investment portfolios, including the Industrial Select Sector SPDR® Fund. The Industrial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Industrial Select Sector Index. It is possible that this fund may not fully replicate the performance of the Industrial Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLI Shares is accurate or complete.

Information as of market close on June 5, 2024:

Bloomberg Ticker Symbol:	XLI UP
Current Share Price:	$122.93
52 Weeks Ago:	$100.24
52 Week High (on 3/28/2024):	$125.96
52 Week Low (on 10/27/2023):	$96.44

The following table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLI Shares for each quarter from January 1, 2019 through June 5, 2024. The closing price of the XLI Shares on June 5, 2024 was $122.93. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The XLI Shares have at times experienced periods of high volatility, and you should not take the historical values of the XLI Shares as an indication of future performance.

XLI Shares Daily Closing Prices January 1, 2019 to June 5, 2024

June 2024 Page 15

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Industrial Select Sector SPDR® Fund (CUSIP 81369Y704)	High ($)	Low ($)	Period End ($)
2019
First Quarter	76.60	62.77	75.03
Second Quarter	78.75	72.05	77.42
Third Quarter	79.35	72.89	77.63
Fourth Quarter	82.50	74.07	81.47
2020
First Quarter	85.23	48.77	59.01
Second Quarter	76.29	56.34	68.70
Third Quarter	79.90	67.14	76.98
Fourth Quarter	89.65	74.87	88.55
2021
First Quarter	98.77	84.77	98.45
Second Quarter	105.53	98.78	102.40
Third Quarter	105.53	97.84	97.84
Fourth Quarter	107.12	98.64	105.81
2022
First Quarter	107.05	95.60	102.98
Second Quarter	102.18	85.56	87.34
Third Quarter	100.53	82.84	82.84
Fourth Quarter	102.33	84.74	98.21
2023
First Quarter	103.67	96.51	101.18
Second Quarter	107.32	96.85	107.32
Third Quarter	110.75	100.74	101.38
Fourth Quarter	114.13	96.44	113.99
2024
First Quarter	125.96	110.23	125.96
Second Quarter (through June 5, 2024)	125.94	120.47	122.93

This document relates only to the Trigger PLUS referenced hereby and does not relate to the XLI Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLI Shares (and therefore the price of the XLI Shares at the time we priced the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLI Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLI Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a purchaser of the Trigger PLUS, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLI Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The Trigger PLUS are not

June 2024 Page 16

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the Trigger PLUS. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

Industrial Select Sector Index. The Industrials Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the industrial sector of the S&P 500® Index. The Industrials Select Sector Index includes component stocks in industries such as aerospace and defense, building products, construction and engineering, electrical equipment, industrial conglomerates, machinery, trading companies and distributors, commercial services and supplies, professional services, air freight & logistics, airlines, road & rail and transportation infrastructure. For more information, see “S&P® Select Sector Indices—Industrials Select Sector Index” in the accompanying index supplement.

June 2024 Page 17

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Share underlying indices:	With respect to the XLF Shares, the Financial Select Sector Index With respect to the XLI Shares, the Industrial Select Sector Index
Share underlying index publisher:	With respect to the XLF Shares and XLI Shares, S&P® Dow Jones Indices LLC, or any successor thereof.
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to either of the underlying shares or if a market disruption event occurs with respect to either of the underlying shares on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either of the underlying shares.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

June 2024 Page 18

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Trigger PLUS, including the leveraged upside payment and the fact that the Trigger PLUS are linked to more than one exchange traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Trigger PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Trigger PLUS. An alternative characterization of the Trigger PLUS could materially and adversely affect the tax consequences of ownership and disposition of the Trigger PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS,

June 2024 Page 19

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in underlying shares, futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of

June 2024 Page 20

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

one or both of the underlying shares on the pricing date, and therefore could increase the price at or above which such underlying shares must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying shares). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying shares, futures or options contracts on the underlying shares or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either of the underlying shares, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying shares). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $993 per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Trigger PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Trigger PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent

June 2024 Page 21

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the Financial Select Sector SPDR® Fund and the Industrial Select Sector SPDR® Fund due June 10, 2027

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Trigger PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS, the index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS, the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

June 2024 Page 22